UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 28, 2011

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700

(Registrant’s telephone number,
including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 28, 2011, the Compensation Committee of the Board of Directors of Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), approved the following awards of restricted shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), for the executive officers of the Company listed below:

Name	Shares of Restricted Stock
Craig A. Wheeler	147,500
Richard P. Shea	45,000
James Roach	45,000
John E. Bishop	45,000

The shares of restricted Common Stock set forth above were awarded under the Company’s 2004 Stock Incentive Plan, as amended.  Fifty percent (50%) of the shares of restricted Common Stock subject to such awards shall vest on the date that the Company (or any of the Company’s partners or collaborators) receives marketing approval from the Food and Drug Administration for M356 , a generic version of Copaxone® (glatiramer acetate injection), in the United States provided that approval occurs on or before March 28, 2015; and the remaining fifty percent (50%) of the shares shall vest on the first anniversary of such initial vest date.  The restricted Common Stock will only vest if the recipient is an employee of the Company as of the applicable vesting date. The foregoing summary is qualified in its entirety by reference to the form of restricted stock agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item
9.01.                                      Financial Statements and Exhibits.

(d)                Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: April 1, 2011	By:	/s/ Craig A. Wheeler
Craig A. Wheeler
President and Chief Executive Officer (Principal Executive Officer)